EXHIBIT 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-39936 of Computer Task Group, Incorporated on Form S-8 of our report dated June 27, 2016 appearing in this Annual Report on Form 11-K of Computer Task Group, Inc. 401(k) Retirement Plan for the years ended December 31, 2015 and 2014.

/s/ Bonadio & Co., LLP

Amherst, New York

June 27, 2016